UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 12, 2022

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

757 Third Avenue

27th Floor

New York, NY 10017

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	STAF	NASDAQ

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on June 3, 2020, Staffing 360 Solutions, Inc. (the “Company”) received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was no longer in compliance with the minimum stockholders’ equity requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”). As previously reported, a hearing before a Nasdaq Hearings Panel (the “Panel”) was held on January 21, 2021, and the Company was granted an extension to regain compliance until February 28, 2021, which was subsequently further extended to May 31, 2021. On June 28, 2021, the Company received a letter from the Staff notifying the Company that the Panel determined that the Company had regained compliance with the Stockholders’ Equity Requirement. The Panel also imposed a Panel Monitor under Nasdaq Listing Rule 5815(d)(4)(A) for a period of one year from the date of the June 28, 2021 letter, during which period the Company was expected to remain in compliance with all of Nasdaq’s continued listing requirements (the “Panel Decision”).

As previously reported, on February 23, 2022, the Company received a letter from the Staff notifying the Company that it was no longer in compliance with the bid price requirement, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”), for continued listing on Nasdaq. Pursuant to the Panel Decision, the Company was not eligible for the 180-day bid price compliance period set forth in the Nasdaq Listing Rules. On March 2, 2022, the Company timely requested a hearing before the Panel, which was held on March 31, 2022.

On April 12, 2022, the Company received a letter from Nasdaq notifying the Company that the Panel determined to grant the Company’s request for continued listing on Nasdaq, subject to the following: (i) on or about May 2, 2022, the Company will advise the Panel of the status of the proxy statement it plans to file to obtain shareholder approval for a reverse stock split, (ii) on or about May 23, 2022, the Company will advise the Panel on the status of the shareholder meeting it plans to hold to obtain approval of the reverse stock split, (iii) on or about May 26, 2022, the Company will affect a reverse stock split and (iv) on or before about June 22, 2022, the Company shall demonstrate compliance with the Bid Price Requirement by evidencing a closing bid price above $1.00 per share for the previous ten consecutive trading sessions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2022	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman and Chief Executive Officer